Exhibit 99.2

Enservco Corporation Announces 1-for-15 Reverse Stock Split Effective at Close of Market on November 20, 2020

Longmont, CO – November 10, 2020 – Enservco Corporation (NYSE American: ENSV), a diversified national provider of specialized well-site services to the domestic onshore conventional and unconventional oil and gas industries, today announced it will implement a 1-for-15 reverse split of its Common Stock that will be effective after the market closes on November 20, 2020.

At the June 26, 2020, Annual Meeting of Stockholders, Enservco’s stockholders approved a reverse stock split of not less than 1-for-10 and not greater than 1-for-25 as determined by the Enservco Board. The Enservco Board believes that a 1-for-15 reverse stock split is necessary so that Enservco’s common shares will comply with listing requirements of the NYSE American exchange. The Company’s shares have been trading below the NYSE’s acceptable price threshold.

The reverse split will result in each stockholder owning one share of stock for every 15 shares of stock previously owned. Following the reverse split, and except for adjustments that may result from the treatment of fractional shares that will be rounded up: 1) each stockholder will hold the same percentage of outstanding common stock as such stockholder held immediately prior to the reverse split; and 2) Enservco will have 5,142,507 common shares outstanding compared to 77,137,597 common shares outstanding immediately prior to the reverse split.

The number of authorized shares of Enservco’s Common Stock, which is currently 100,000,000 shares, will not be affected by the reverse stock split. The number of authorized shares of Enservco’s preferred stock, which is currently 10,000,000 shares, will not be affected by the reverse stock split.

“In addition to the benefit of retaining our NYSE American listing, we believe the reverse split will enable Enservco to attract new investors that may have been prohibited from purchasing our shares due to certain restrictions on trading in lower priced stocks,” said Marjorie Hargrave, president of Enservco.

About Enservco

Through its various operating subsidiaries, Enservco provides a wide range of oilfield services, including hot oiling, acidizing, frac water heating and related services. The Company has a broad geographic footprint covering seven major domestic oil and gas basins and serves customers in Colorado, Montana, New Mexico, North Dakota, Oklahoma, Pennsylvania, Ohio, Texas, Wyoming and West Virginia. Additional information is available at www.enservco.com

Cautionary Note Regarding Forward-Looking Statements

This news release contains information that is "forward-looking" in that it describes events and conditions Enservco reasonably expects to occur in the future. Expectations for the future performance of Enservco are dependent upon a number of factors, and there can be no assurance that Enservco will achieve the results as contemplated herein. Certain statements contained in this release using the terms "may," “intends,” "expects to," and other terms denoting future possibilities, are forward-looking statements. The accuracy of these statements cannot be guaranteed as they are subject to a variety of risks, which are beyond Enservco's ability to predict, or control and which may cause actual results to differ materially from the projections or estimates contained herein. Among these risks are those set forth in Enservco’s annual report on Form 10-K for the year ended December 31, 2019, and subsequently filed documents with the SEC. Forward looking statements in this news release that are subject to risk include the potential for Enservco shares to trade at or maintain a higher price following the reverse split, the ability to remain in compliance with NYSE American listing standards, and the Company’s ability to attract new investors. It is important that each person reviewing this release understand the significant risks attendant to the operations of Enservco. Enservco disclaims any obligation to update any forward-looking statement made herein, except as required by law.

Contacts:

Jay Pfeiffer

Pfeiffer High Investor Relations, Inc.

Phone: 303-880-9000

Email: jay@pfeifferhigh.com

Marjorie Hargrave

President and CFO

Enservco Corporation

mhargrave@enservco.com